AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
DATED JANUARY 6, 2004

As of August 29, 2008, this agreement shall serve as the first Amendment to the Employment Agreement dated January 6, 2004 between Somerset International Group, Inc. (the “Company”), a Delaware Corporation at 90 Washington Valley Road, Bedminster, NJ 07921, and John X. Adiletta, (“Employee”) at 51 Boulderwood Drive, Bernardsville, NJ 07924.

IN CONSIDERATION of the mutual covenants contained in this Amendment to the Employment Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Employee agree that the Employment Agreement shall be amended as follows:

2.	Term: The term of the Agreement shall be extended for an additional three (3) years from January 6, 2009.

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

The “Company” Somerset International Group, Inc.
Attest:
Secretary	Name: John X. Adiletta Title: President and Chief
Executive Officer

The “Employee”
Witness	John X. Adiletta